UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 13, 2006

TRANSNATIONAL AUTOMOTIVE GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

0-33149
(Commission File Number)

76-0603927
(IRS Employer Identification No.)

     Columbia Tower
701 5th Avenue, Suite 4200
Seattle, WA 98104
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code (206) 262-7413

     ____________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 5 - Corporate Governance and Management Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)	Effective April 13, 2006, Transnational Automotive Group, Inc. (the “Company”) accepted the voluntary resignation of Mr. Harry Stokes as Chief Financial Officer.

(c)	Effective May 9, 2006, Mr. Seid Sadat, CPA was appointed Chief Financial Officer of the Company.

Mr. Sadat will continue in his capacity as Managing Audit Partner of Magidoff Sadat & Gilmore, LLP, a full-service Certified Public Accounting firm located in Woodland Hills, CA. Mr. Sadat has held this position with the firm and its predecessors since 1992. Prior to establishing his own firm he was an Audit Manager of an accounting firm specializing in M&As and IPOs... Mr. Sadat has vast experience administering audits and consulting engagements for companies ranging from small-market owner-managed businesses to NYSE public companies. In addition to his usual commitments managing the firm’s Audit Practice, Mr. Sadat regularly lectures at colleges and various organizations throughout Southern California on a broad range of accounting and auditing topics.

Mr. Sadat is an active member of the California Board of Accountancy's Report Quality Monitoring Committee, the American Institute of CPA’s and the California Society of CPA’s.

There are no family relationships between any of the officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSNATIONAL AUTOMOTIVE GROUP, INC.
(Registrant)

Date: May 17, 2006

/s/ James Buck

James G. Buck, President